Exhibit 99.1

Rivian Releases First Quarter 2024 Financial Results

•Significant steps being taken to drive greater capital efficiency
•Company reiterates path to Q4 2024 modest gross profit
•During Q1 2024 R1S was best-selling EV in the US above $70,000

Irvine, California, May 7, 2024: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced its first quarter 2024 financial results. As previously announced, the company produced 13,980 vehicles and delivered 13,588, exceeding its outlook, with a respective 49 percent and 71 percent increase over the same period last year.

During the first quarter of 2024, Rivian unveiled its new midsize platform which underpins R2, R3, and R3X. Rivian also had announced its intention to begin R2 production at its facility in Normal, Illinois. This is expected to enable start of production for R2 in the first half of 2026 and save over $2.25 billion, as compared to the original forecast of launching R2 production at Rivian’s Georgia site.

Last week, the company announced an incentive package of up to $827 million from the State of Illinois to expand the plant, improve public infrastructure, and to create training programs for Rivian’s workforce.

RJ Scaringe, Rivian Founder and CEO said:
“First-quarter results exceeded our outlook and set a strong foundation for the remainder of the year as we focus on continued demand generation, delivering cost and plant efficiency improvements, advancing R2 development, and driving towards profitability. We hit several milestones this quarter, including producing our 100,000th vehicle in Normal, successfully navigating the retooling upgrade, and unveiling our new midsize platform which underpins the R2, R3, and R3X. It is great to see the incredible support for our brand and upcoming products.”

The recently completed plant retooling upgrade in Normal, Illinois introduced new technologies and cost-focused material changes into the R1 vehicle platform. It also provides the opportunity to improve manufacturing processes that enable the R1 line to run at an approximately 30 percent higher line rate. Furthermore, Rivian also recently transitioned to a new zonal network architecture reducing the number of electronic control units in its vehicle by approximately 60 percent, taking substantial costs out of its vehicles.

Financial Highlights:

The first quarter of 2024 gross profit per vehicle delivered was $(38,784) which was negatively impacted by $9,346 per vehicle delivered, primarily related to various supplier and other costs incurred in advance of the new technology changes and parts integration into the R1 platform as part of its cost of revenue efficiency initiatives. As a result of the retooling upgrade, the company expects significant improvement in the material and conversion cost of its vehicles and remains confident in its path to achieving modest gross profit in the fourth quarter of this year.

Exhibit 99.1
Revenues:
Total revenues for the first quarter of 2024 were $1,204 million, primarily driven by the delivery of 13,588 vehicles. Total revenues from the sale of regulatory credits were de minimis for the quarter.

Gross Profit:
Rivian generated negative gross profit of $(527) million for the first quarter of 2024 as compared to $(535) million for the first quarter of 2023. Gross profit losses decreased primarily due to the increased vehicle production and deliveries, reductions in materials costs, and higher average selling prices. In addition, the first quarter of 2024 includes $171 million of costs as part of its cost of revenue efficiency initiatives primarily related to liabilities incurred during the three months ended March 31, 2024 with suppliers and accelerated depreciation in advance of the updates being made to our Normal Factory during the plant retooling upgrade.

Operating Expenses and Operating Loss:
Total operating expenses in the first quarter of 2024 grew to $957 million, as compared to $898 million in the same period last year.
In the first quarter of 2024, the company recognized a non-cash, stock-based compensation expense within operating expenses of $210 million as compared to $165 million in the first quarter of 2023 and depreciation and amortization expense within operating expenses of $70 million as compared to $58 million in the first quarter of 2023.

Rivian experienced a loss from operations in the first quarter of 2024 totaling $(1,484) million, as compared to $(1,433) million in the same period last year.

Net Loss:
Rivian’s net loss for the first quarter of 2024 was $(1,446) million as compared to $(1,349) million for the same period last year.

Adjusted EBITDA*
Adjusted EBITDA* for the first quarter of 2024 was $(798) million as compared to $(1,020) million for the same period last year.

Capital Expenditures:
Capital expenditures for the first quarter of 2024 were $254 million, flat as compared to $283 million for the same period last year.

Liquidity:
Rivian ended the first quarter of 2024 with $7,858 million in cash, cash equivalents, and short-term investments. Including the capacity under its asset-based revolving-credit facility, the company ended the first quarter of 2024 with $9,053 million of total liquidity.

For further information please see Rivian’s latest shareholder letter at www.rivian.com/investors

Exhibit 99.1
The company will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday May 7, 2024. The link to the webcast will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.  The letter is available on its investor relations website (https://rivian.com/investors).

Exhibit 99.1

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2023	March 31, 2024
Current assets:
Cash and cash equivalents	$7,857	$5,979
Short-term investments	1,511	1,879
Accounts receivable, net	161	389
Inventory	2,620	2,797
Other current assets	164	270
Total current assets	12,313	11,314
Property, plant, and equipment, net	3,874	3,830
Operating lease assets, net	356	379
Other non-current assets	235	211
Total assets	$16,778	$15,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$981	$1,019
Accrued liabilities	1,145	1,018
Current portion of lease liabilities and other current liabilities	361	364
Total current liabilities	2,487	2,401
Long-term debt	4,431	4,433
Non-current lease liabilities	324	345
Other non-current liabilities	395	486
Total liabilities	7,637	7,665
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2023 and March 31, 2024	—	—
Common stock, $0.001 par value; 3,508 and 3,508 shares authorized and 968 and 994 shares issued and outstanding as of December 31, 2023 and March 31, 2024, respectively	1	1
Additional paid-in capital	27,695	28,070
Accumulated deficit	(18,558)	(20,004)
Accumulated other comprehensive income	3	2
Total stockholders' equity	9,141	8,069

Total liabilities and stockholders' equity	$16,778	$15,734

Exhibit 99.1

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2024
Revenues	$661	$1,204
Cost of revenues	1,196	1,731
Gross profit	(535)	(527)
Operating expenses
Research and development	496	461
Selling, general, and administrative	402	496
Total operating expenses	898	957
Loss from operations	(1,433)	(1,484)
Interest income	124	112
Interest expense	(38)	(75)
Other (expense) income, net	(1)	2
Loss before income taxes	(1,348)	(1,445)
Provision for income taxes	(1)	(1)
Net loss	$(1,349)	$(1,446)
Net loss attributable to common stockholders, basic and diluted	$(1,349)	$(1,446)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.45)	$(1.48)
Weighted-average common shares outstanding, basic and diluted	930	978

Exhibit 99.1

Consolidated Statements of Cash Flows

(in millions)
(unaudited)

	Three Months Ended March 31,
	2023	2024
Cash flows from operating activities:
Net loss	$(1,349)	$(1,446)
Depreciation and amortization	188	280
Stock-based compensation expense	183	233
Inventory LCNRV write-downs and losses on firm purchase commitments	229	150
Other non-cash activities	2	53
Changes in operating assets and liabilities:
Accounts receivable, net	(55)	(228)
Inventory	(781)	(435)
Other assets	(29)	(81)
Accounts payable and accrued liabilities	22	113
Other liabilities	69	92
Net cash used in operating activities	(1,521)	(1,269)

Cash flows from investing activities:
Purchases of short-term investments	—	(902)
Maturities of short-term investments	—	550
Capital expenditures	(283)	(254)
Net cash used in investing activities	(283)	(606)

Cash flows from financing activities:
Proceeds from issuance of capital stock	3	2
Proceeds from issuance of convertible notes	1,485	—
Other financing activities	(3)	(4)
Net cash provided by (used in) financing activities	1,485	(2)

Effect of exchange rate changes on cash and cash equivalents	—	(1)
Net change in cash	(319)	(1,878)
Cash, cash equivalents, and restricted cash—Beginning of period	12,099	7,857
Cash, cash equivalents, and restricted cash—End of period	$11,780	$5,979

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$333	$383
Capital stock issued to settle bonuses	$137	$179
Right-of-use assets obtained in exchange for operating lease liabilities	$11	$52

Exhibit 99.1

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

Adjusted EBITDA[1]	Three Months Ended March 31,
	2023	2024

Net loss	$(1,349)	$(1,446)
Interest income, net	(86)	(37)
Provision for income taxes	1	1
Depreciation and amortization	188	280
Stock-based compensation expense	183	233
Other expense (income), net	1	(2)
Cost of revenue efficiency initiatives	—	127
Restructuring expenses	42	30
Asset impairments and write-offs	—	16
Adjusted EBITDA (non-GAAP)	$(1,020)	$(798)

[1] The prior periods have been recast to conform to current period presentation.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles and accessories. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. The company provides a full suite of services that address the entire lifecycle of the vehicle and stay true to its mission to keep the world adventurous forever. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our cost

Exhibit 99.1
reduction strategy and expectations regarding cost savings, our future financial results, vehicle profitability and future gross profits, our anticipated LCNRV charges, the planned use of our cash and cash equivalents, our future capital expenditures, the underlying trends in our business, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, our anticipated production and timing of launching the R2 platform in Normal, timing of construction at our Georgia site, scaling our service infrastructure, our expected future products and technology and product enhancements (including R2, R3, and R3X, as well as our next generation RAN charger), and revenue opportunities. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of customers; risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us, including with respect to pricing and features, and impact of competition and macroeconomic conditions on product demand; consumers’ willingness to adopt electric vehicles; we may experience significant delays in the manufacture and delivery of our vehicles; we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our inability to manage our future growth effectively; our long-term results depend on our ability to successfully introduce and market new products and services; we may not succeed in establishing, maintaining, and strengthening our brand; our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; we have limited experience servicing and repairing our vehicles; the automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes, and upgrades and adaptations to our vehicles may increase our costs and capital expenditures and also require planned, temporary manufacturing shutdowns from time to time; risks associated with advanced driver assistance systems technology; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; future field actions, including product

Exhibit 99.1
recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; our business may be adversely affected by labor and union activities; risks associated with the ongoing military conflict between Russia and the Ukraine and in the Middle East; risks related to health epidemics, pandemics, and other outbreaks; our financial results may vary significantly from period to period; we have incurred a significant amount of debt and may incur additional indebtedness; our vehicles may not operate properly; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; breaches in data security, failure of information security systems, cyber-attacks or other security or privacy-related incidents could harm our business; risk of intellectual property infringement claims; our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Exhibit 99.1

Our non-GAAP financial measures include adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.